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                                                                   EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No.333-24789) pertaining to the 1994 Incentive and Non-Statutory Stock Option Plan, the 1995 Stock Plan and the Employee Stock Purchase Plan of MassageMedia, Inc. and in the Registration Statements (Forms S-3 No. 333-42855 and No. 333-70959) of MessageMedia, Inc. and the related Prospectus of our report dated February 2, 1999, except for Note 12, for which the date is March 26, 1999, with respect to the consolidated financial statements included in the Annual Report (Form 10-K) for the year ended December 31, 1998.



                                               ERNST & YOUNG LLP


San Diego, California
March 29, 1999